UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2024

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Greens Farms Road, 1st Floor Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2024, the board of directors of BioSig Technologies, Inc. (the “Board”) appointed Messrs. Steven E. Abelman and Donald F. Browne as directors on the Board. As previously announced on May 2, 2024, the Board appointed Mr. Chris Baer as a director on the Board. Messrs. Abelman, Browne and Baer join the Board and qualify as independent directors under Rule 5605(a)(2) of the NASDAQ Listing Rules and the rules and regulations promulgated by the SEC.

Mr. Steven E. Abelman has more than 30 years of commercial litigation experience and currently serves as a shareholder for Brownstein Hyatt Farber Schreck in Denver, CO. Mr. Abelman is a trusted advisor and trial counsel to banks, lending institutions and a variety of organizations and recognized by his peers for his expertise at the intersection of litigation and transactional law. Yearly recognized as a top bankruptcy attorney, Mr. Abelman has been a frequent lecturer on bankruptcy and creditors’ rights topics, and combines sage advice, objective counsel with effective advocacy. The combination of over 30 years of handling loan workouts and dissolutions provide him with unique transactional aptitude for a commercial litigator. He serves as a trusted advisor and trial counsel to many banks and other lending institutions, as well as to businesses of various sizes. Mr. Abelman is especially known for his success in representing creditors in large commercial bankruptcy cases, receiverships, and foreclosures, defending banks in lender liability cases, and representing both debtors and creditors in workout scenarios and distressed asset sales. He also represents parties regarding UCC matters and equipment lessors. Mr. Abelman graduated with a J.D. in 1984 from Whittier College Law School and a B.S. in 1979 from University of Chicago; was admitted to the U.S. Supreme Court, U.S. District Court, District of Colorado in 1984. Mr. Abelman’s extensive legal experience makes him an asset to the Board.

Mr. Donald F. Browne, C.P.A. is a graduate of La Salle College, 1972, with a B.S. in Accounting and later became licensed as a Certified Public Accountant from the State of New Jersey in 1980. Mr. Browne’s career has included being employed as a Divisional Controller of Caddy Corporation of America and a Controller for Full Line Foods, Inc. In 1990, Mr. Browne’s career then transitioned to public accounting, a field in which he launched his own firm (which he continues to run and operate). Mr. Browne specializes in business accounting, including financial and tax reporting for businesses of several different industries and professions; concentrations in Federal and State tax audits. Mr. Browne’s tax and financial expertise makes him a valuable asset to our Board.

Messrs. Abelman, Browne, and Baer will serve on the Board as independent directors for a term expiring at the next annual meeting of the Company’s stockholders or until their successors are duly elected and qualified, or earlier death, resignation or removal. There are no arrangements or understandings between Messrs. Abelman, Browne, and Baer and any other person pursuant to which Messrs. Abelman, Browne, and Baer were selected as directors. There are no transactions in which Messrs. Abelman, Browne, and Baer have an interest requiring disclosure under item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On May 3, 2024, the Company issued a press release announcing the fully constituted Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated May 3, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: May 6, 2024	By:	/s/ Anthony Amato
	Name:	Anthony Amato
	Title:	Chief Executive Officer